UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 11, 2022
DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously announced, on May 3, 2022, Denny's Corporation (the "Company") entered into an Asset Purchase Agreement, by and between the Company, as purchaser, and K2 Restaurants, Inc. together with the other sellers and principals party thereto (the "Purchase Agreement") for the acquisition of certain assets and assumption of certain liabilities of the franchise business, Keke's Breakfast Cafe ("Keke's"), and eight Keke’s restaurants owned and operated by the sellers.

On July 11, 2022, the Company and K2 Restaurants, Inc. together with the other sellers and principals party thereto, entered into an amendment (the "First Amendment") to the Purchase Agreement to extend the date by which the closing must occur from July 14, 2022 (following the close of business), to July 27, 2022 (following the close of business), provided certain conditions have been satisfied (or waived by Purchasers) on or before such date and time.

The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the First Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2022, the Board of Directors (the "Board") of the Company increased the size of the Board from nine to ten members and appointed Chief Executive Officer and President, Kelli Valade, to serve as a director of the Company. The appointment is effective immediately. Additionally, for so long as she continues to serve as Chief Executive Officer and President, she will be nominated annually to serve as a director, subject to the approval of stockholders at the annual meeting of stockholders. There are no other arrangements between Ms. Valade and any other person pursuant to which Ms. Valade was selected as a director, nor are there any transactions to which the Company or any subsidiary thereof is a party and in which Ms. Valade has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Ms. Valade, as an employee of the Company, is not independent, as defined under the rules used by the NASDAQ Stock Market, and will not serve on any board committees, nor will she receive the compensation paid to non-employee directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit number	Description

2.1	First Amendment to Asset Purchase Agreement, dated as of July 11, 2022, by and between the Company, as purchaser, and the sellers and principals party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: July 14, 2022	/s/ Robert P. Verostek
Robert P. Verostek
Executive Vice President and
Chief Financial Officer